SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:      February 17, 2004

(Date of earliest event reported)

TERAYON COMMUNICATION SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-24647	77-0328533

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

4988 Great America Parkway, Santa Clara, CA 95054

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:                     (408) 235-5500

Item 9. Regulation FD Disclosure.

     On February 17, 2004, Terayon Communication Systems, Inc. (Terayon) issued a press release announcing that Jupiter Telecommunications (J-COM Broadband) is using the Terayon BW 3500 DOCSIS® 2.0 Cable Modem Termination System (CMTS) and Terayon TJ 735x cable modems.

Item 7. Exhibits.

99.1	Press Release, dated as of February 17, 2004, entitled Terayon Communication Helps Japan’s Largest Cable Service Provider Compete With FTTH and ADSL.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Terayon Communication Systems, Inc.
By:	/s/ Edward Lopez
Edward Lopez
Senior Vice President, General Counsel and Human Resources

Date: March 2, 2004

INDEX OF EXHIBITS

99.1	Press Release, dated as of February 17, 2004, entitled Terayon Communication Helps Japan’s Largest Cable Service Provider Compete With FTTH and ADSL.